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                                                                      EXHIBIT 23

            Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-00000) pertaining to the BlueLinx Corporation Hourly Savings Plan and the BlueLinx Corporation Salaried Savings Plan and to the incorporation by reference therein of our reports dated March 20, 2005, with respect to the consolidated financial statements of BlueLinx Holdings Inc. (formally ABP Distribution Holdings Inc.) and subsidiaries for the period from inception (March 8, 2004) to January 1, 2005 and the financial statements of the Building Products Distribution Division of Georgia-Pacific Corporation for the period from January 4, 2004 to May 7, 2004, and for each of the two years in the period ended January 3, 2004, included in BlueLinx Holdings Inc.'s Annual Report (Form 10-K), for the fiscal year ended January 1, 2005, filed with the Securities and Exchange Commission.

                                            /s/ Ernst & Young LLP

Atlanta, GA
September 1, 2005